                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of February 9, 1998, by and among POTLATCH CORPORATION, a Delaware corporation ("Purchaser"),
                   --------------------
ANDERSON-TULLY VENEERS, L.P., a Mississippi limited partnership (the
----------------------------
"Partnership"), and ANDERSON-TULLY MANAGEMENT SERVICES LLC, a Mississippi
                    --------------------------------------
limited liability company ("LLC"),

                              W I T N E S S E T H:

     WHEREAS, Partnership desires to sell and transfer to the Purchaser certain of the assets and liabilities of the Partnership, and the Purchaser desires to purchase such assets and assume such liabilities; and

     WHEREAS, LLC, a single member limited liability company wholly owned by the Partnership, desires to sell and transfer to the Purchaser certain of the assets and liabilities and Purchaser desires to purchase such assets and assume such liabilities; and

     WHEREAS, LLC owns all of the outstanding common stock of Anderson-Tully Timber Company, a Mississippi corporation ("Logging"), and Anderson-Tully Lumber Company, a Mississippi corporation ("Sawmills"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement by the parties hereto, Purchaser, Timberland Growth Corporation, a Delaware corporation ("Newco"), Beaver Acquisition Corporation, a Mississippi corporation ("Newsub"), and Anderson-Tully Company, a Mississippi corporation (the "Company"), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which contemplates, among other things, Newco's acquisition, after the Closing hereunder, of all of the capital stock of the Company through the merger of Newsub with and into the Company; and

     WHEREAS, concurrently with the execution and delivery of this Agreement by the parties hereto, Purchaser, Logging and Sawmills are entering into those certain Subsidiaries Asset Purchase Agreements, each dated the date hereof (the "Subsidiaries Asset Purchase Agreements"), which contemplate Purchaser's acquisition of the assets and assumption of liabilities of Logging and Sawmills immediately after the Closing under the Merger Agreement; and

     WHEREAS, the parties hereto desire to make certain representations, warranties and covenants in connection with this Agreement:

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

     Section 1.1  Certain Definitions.  As used in this Agreement, the following
                  -------------------
terms have the respective meanings set forth below:

     "Acquired Assets" means, collectively, the Partnership Acquired Assets and
      ---------------
the LLC Acquired Assets, all of which are being transferred to Purchaser pursuant to this Agreement.

     "Acquired Real Property" means the Owned Real Property and the Leased Real
      ----------------------
Property.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" means with respect to any Person, any other Person who directly
      ---------
or indirectly, through, one or more intermediaries, controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" have meanings correlative thereto.

     "Agreement" means this Asset Purchase Agreement.
      ---------

     "Antitrust Division" has the meaning set forth in Section 5.2.
      ------------------

     "Assumed Contracts" has the meaning set forth in Section 3.15.
      -----------------

     "Assumed Liabilities" has the meaning set forth in Section 2.4.
      -------------------

     "Barge" means Patton-Tully Transportation LLC, a Mississippi limited
      -----
liability company.

     "Bill of Sale" means the Bill of Sale, Assignment and Assumption Agreement,
      ------------
substantially in the form of Exhibit A hereto.
                             ---------

     "Businesses" means the Partnership Business, the LLC Business, the Logging
      ----------
Business and the Sawmills Business.

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks in Memphis, Tennessee and in San Francisco, California are open for the general transaction of business.

     "Closing" has the meaning set forth in Section 2.7.
      -------

     "Closing Date" has the meaning set forth in Section 2.7.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" means the Common Stock, $.01 par value, of each of Logging
      ------------
and Sawmills.

     "Company" has the meaning set forth in the recitals to this Agreement.
      -------

     "Company Reorganization" means the transactions contemplated by the
      ----------------------
Information Statement of the Partnership dated December 16, 1997.

     "Debt" means any obligation for borrowed money or representing the purchase
      ----
price of property deferred and unpaid beyond normal trade terms, or any lease obligation which under GAAP is to be capitalized, or any guarantee of any such obligation; provided that the term "Debt" shall not include any guarantee which by its terms terminates at the Effective Time without liability (contingent or otherwise) to the Selling Companies.

     "Effective Time" means the effective time under the Merger Agreement.
      --------------

     "Environmental Laws" means all federal, state and local laws, ordinances,
      ------------------
rules and regulations now or hereafter in force, as amended from time to time through the Closing Date, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., and the Endangered Species Act, 16 U.S.C. et. seq.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" has the meaning set forth in Section 3.13(b).
      ---------------

     "Excluded Assets" has the meaning set forth in Section 2.3.
      ---------------

     "Excluded Liabilities" has the meaning set forth in Section 2.5.
      --------------------

     "Facilities" shall mean any real property, leaseholds, or other interests
      ----------
currently or formerly owned or operated by the Subject Companies and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Subject Companies.

     "Financial Statements" has the meaning set forth in Section 3.6.
      --------------------

     "FTC" has the meaning set forth in Section 5.2(e).
      ---

     "GAAP" means generally accepted accounting principles as in effect in the
      ----
United States on the date of this Agreement, applied on a consistent basis.

     "Governmental Authority" means any national, federal, state, provincial,
      ----------------------
country, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

     "Hazardous Substances" means any substance or material that is described as
      --------------------
a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

     "Hired Employees" has the meaning set forth in Section 5.5.
      ---------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Intellectual Property" has the meaning set forth in Section 3.14.
      ---------------------

     "Leased Real Property" means, collectively, the Partnership Leased Real
      --------------------
Property, the LLC Leased Real Property and all leasehold interests held or owned by Logging and Sawmills.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or
      ----
charge of any kind.

     "Limited Partnership Agreement" means the Limited Partnership Agreement of
      -----------------------------
Anderson-Tully Veneers, L.P., dated as of May 1, 1995, as amended.

     "Limited Partners' Meeting" has the meaning set forth in Section 5.7(a).
      -------------------------

     "LLC" has the meaning set forth in the recitals to this Agreement.
      ---

     "LLC Acquired Assets" has the meaning set forth in Section 2.2.
      -------------------

     "LLC Assets Purchase Price" has the meaning set forth in Section 2.6(b).
      -------------------------

     "LLC Assumed Contracts" has the meaning set forth in Section 2.2(h).
      ---------------------

     "LLC Assumed Debts" means any obligation of LLC at the Closing Date for
      -----------------
borrowed money (including interest accrued through and including the Closing Date but excluding any interest included in the calculation of Working Capital of LLC) or representing the purchase price of property deferred and unpaid beyond normal trade terms or any lease obligation which under GAAP is to be capitalized, or any guarantee of any such obligation.

     "LLC Business" means the business of providing certain administrative
      ------------
services to the Company, the Partnership, Logging and Sawmills, including, but not limited to, the provision of human resources, accounting, legal and financial services.

     "LLC Executive Employment Contracts" has the meaning set forth in Section
      ----------------------------------
2.2(k).

     "LLC Equipment" has the meaning set forth in Section 2.2(c).
      -------------

     "LLC Fixtures and Improvements" has the meaning set forth in Section
      -----------------------------
2.2(d).

     "LLC Intellectual Property" has the meaning set forth in Section 2.2(f).
      -------------------------

     "LLC Leased Real Property" has the meaning set forth in Section 2.2(b).
      ------------------------

     "LLC Owned Real Property" has the meaning set forth in Section 2.2(a).
      -----------------------

     "LLC Permits" has the meaning set forth in Section 2.2(g).
      -----------

     "LLC Real Property" has the meaning set forth in Section 2.2(b).
      -----------------

     "LLC Working Capital Adjustment" means (a) the amount, if any, by which the
      ------------------------------
consolidated Working Capital of LLC exceeds $(400,000), or (b) the amount, if any, by which $(400,000) exceeds the consolidated Working Capital of LLC.

     "Logging" has the meaning set forth in the first recital of this Agreement.
      -------

     "Logging Amount" means $3,500,000, (a) minus the aggregate amount of Debt
      --------------                        -----
of Logging as of the Closing Date, (b) plus the amount of Logging's cash and
                                       ----
cash equivalents on hand as of the Closing Date, and (c) minus the aggregate
                                                         -----
amount required to be paid by Logging to its officers, directors or employees which are triggered by this Agreement, Logging's entering into the Subsidiaries Asset Purchase Agreements or the consummation of the transactions contemplated hereby or thereby, but excluding any such amounts actually paid by Logging prior to the Closing Date.

     "Logging Business" means the business operated by Logging prior to the date
      ----------------
hereof involving harvesting standing timber owned by the Company and transporting, merchandising, storing and reselling logs and pulpwood.

     "Logging Working Capital Adjustment" means (a) 17.8% of the amount, if any,
      ----------------------------------
by which the Working Capital of Logging exceeds $5,000 or (b) 17.8% of the amount, if any, by which $5,000 exceeds the Working Capital of Logging.

     "Material Adverse Change" means any change that is materially adverse to
      -----------------------
the business, financial condition or results of operations of the Businesses taken as a whole, including, without limitation, any change which is reasonably likely to be materially adverse to the Businesses in the future or future financial condition or results of operations if the Businesses.

     "Material Adverse Effect" means any effect that is materially adverse to
      -----------------------
the business, financial condition or results of operations of the Businesses taken as a whole, including, without limitation, any effect on the Businesses' future business or future financial condition or results of operations which is reasonably likely to occur.

     "Merger Agreement" has the meaning set forth in the fourth recital to this
      ----------------
Agreement.

     "Most Recent Balance Sheet" has the meaning set forth in Section 3.6.
      -------------------------

     "Newco" has the meaning set forth in the recitals to this Agreement.
      -----

     "Newsub" has the meaning set forth in the recitals to this Agreement.
      ------

     "Owned Real Property" means, collectively, the Partnership Owned Real
      -------------------
Property, the LLC Owned Real Property all real property owned by Logging and Sawmills, including all easements, licenses and other interests in real property appurtenant thereto.

     "Other Encumbrances" has the meaning set forth Section 3.16(a).
      ------------------

     "Partnership" has the meaning set forth in the recitals to this Agreement.
      -----------

     "Partnership Acquired Assets" has the meaning set forth in Section 2.1.
      ---------------------------

     "Partnership Assets Purchase Price" has the meaning set forth in Section
      ---------------------------------
2.6(a).

     "Partnership Assumed Contracts" has the meaning set forth in Section
      -----------------------------
2.1(h).

     "Partnership Assumed Debts" means any obligation of Partnership at the
      -------------------------
Closing Date for borrowed money (including interest accrued through and including Closing Date but excluding any interest included in the calculation of Working Capital of the Partnership) or representing the purchase price of property deferred and unpaid beyond normal trade terms or any lease obligation which under GAAP is to be capitalized, or any guarantee of any such obligation.

     "Partnership Business" means the business of constructing and operating the
      --------------------
Partnership's wood veneer plant located in Warren County, Mississippi, and the marketing and sale of wood veneers produced by such plant.

     "Partnership Executive Employment Contracts" has the meaning set forth in
      ------------------------------------------
Section 2.1(k).

     "Partnership Equipment" has the meaning set forth in Section 2.1(c).
      ---------------------

     "Partnership Fixtures and Improvements" has the meaning set forth in
      -------------------------------------
Section 2.1(d).

     "Partnership Intellectual Property" has the meaning set forth in Section
      ---------------------------------
2.1(f).

     "Partnership Leased Real Property" has the meaning set forth in Section
      --------------------------------
2.1(b).

     "Partnership Owned Real Property" has the meaning set forth in Section
      -------------------------------
2.1(a).

     "Partnership Permits" has the meaning set forth in Section 2.1(g).
      -------------------

     "Partnership Real Property" has the meaning set forth in Section 2.1(b).
      -------------------------

     "Partnership Working Capital Adjustment" means (a) the amount, if any, by
      --------------------------------------
which the consolidated Working Capital of the Partnership exceeds $829,000, or
(b) the amount, if any, by which $829,000 exceeds the consolidated Working Capital of the Partnership; provided, however, that the calculation of
                            --------  -------
consolidated Working Capital of the Partnership shall exclude Working Capital attributable to Barge, LLC and Quarry.

     "Permitted Liens" has the meaning set forth in Section 3.16(a).
      ---------------

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

     "Plans" has the meaning set forth in Section 3.13(a).
      -----

     "Quarry" means Brickeys Stone LLC, a Mississippi limited liability company.
      ------

     "REIT" means real estate investment trust.
      ----

     "Release" means any spilling, leaking, pumping, pouring, emitting,
      -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

     "Report" has the meaning set forth in Section 5.2(e).
      ------

     "Required Consents" has the meaning set forth in Section 3.4.
      -----------------

     "Sawmills" has the meaning set forth in the recitals to this Agreement.
      --------

     "Sawmills Amount" means $20,000,000, (a) minus the amount of Debt of
      ---------------                         -----
Sawmills as of the Closing Date, (b) plus the amount of Sawmills' cash and cash
                                     ----
equivalents on hand as of the Closing Date, and (c) minus the aggregate amount
                                                    -----
required to be paid by Sawmills to its officers, directors or employees which are triggered by this Agreement, Sawmills' entering into the Subsidiaries Asset Purchase Agreements, or the consummation of the transactions contemplated hereby or thereby, but excluding any such amounts actually paid by Sawmills prior to the Closing Date.

     "Sawmills Business" means the business of operating the sawmill facilities
      -----------------
of Sawmills located near Waltersville, Mississippi, including but not limited to, the operation of planer mills, drying, inspecting and inventory facilities and sales operations.

     "Sawmills Working Capital Adjustment" means (a) 5% of the amount, if any,
      -----------------------------------
by which the consolidated Working Capital of Sawmills exceeds $3,800,000, or (b) 5% of the amount, if any, by which $3,800,000 exceeds the consolidated Working Capital of Sawmills.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Selling Companies" means the Partnership and LLC.
      -----------------

     "Subject Companies" means the Partnership, Logging, Sawmills and LLC.
      -----------------

     "Subsidiaries Asset Purchase Agreements" has the meaning set forth in the
      --------------------------------------
fifth recital of this Agreement.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation, or other business entity except a partnership, a majority of the total voting power of shares of stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority ownership interest in a partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context requires otherwise, each reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of the LLC.

     "Taxes" has the meaning set forth in Section 3.10(d).
      -----

     "Tax Return" has the meaning set forth in Section 3.10(d).
      ----------

     "Title Company" means such title insurance company as shall be agreed by
      -------------
the parties to this Agreement prior to the Closing Date.

     "Transfers" has the meaning set forth in Section 5.7(a).
      ---------

     "Working Capital" means the total current assets (excluding cash and cash
      ---------------
equivalents) of a specified Person at the Closing Date minus the total current liabilities (excluding short-term Debt and the current portion of long-term
Debt) of such Person at the Closing Date (which difference may be a negative number), calculated in accordance with GAAP applied in a manner consistent with the Financial Statements.

     Section 1.2  Interpretation.  Unless otherwise indicated to the contrary
                  --------------
herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word "including" means "including, but not limited to"; (iii) masculine gender shall also include the feminine and neuter genders, and vice versa; and (iv) words importing the singular shall include the plural, and vice versa.


                                   ARTICLE II

                    SALE OF ASSETS OF THE SELLING COMPANIES
                    ---------------------------------------

     Section 2.1  Sale and Purchase of Partnership Assets.  Subject to the terms
                  ---------------------------------------
and conditions of this Agreement, and except as provided in Section 2.3, the Partnership shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase at Closing hereunder, all of the Partnership's right, title and interest in and to the assets now owned by the Partnership, or in which the Partnership has a right, title or interest at any time prior to Closing (except as otherwise specified in this Section 2.1), and which are used in, or held in connection with, the Partnership Business, such reference to assets being deemed to refer to assets as above described, of every nature and kind, tangible or intangible, wheresoever located and whether or not carried or reflected on the books of account and financial records of the Partnership (the "Partnership Acquired Assets"), including, without limitation:

          (a) the real property described in Schedule 2.1(a), and all easements,
                                             ---------------
     licenses, and other interests in real property appurtenant thereto, owned by the Partnership (the "Partnership Owned Real Property");

          (b) all leasehold interests described in Schedule 2.1(b), including
                                                   ---------------
     but not limited to, any agreement pursuant to which the Partnership leases the lands described in Schedule 2.1(b) on which the veneer mill facility is
                            ---------------
     situated (the "Partnership

     Leased Real Property," and together with the Partnership Owned Real Property, the "Partnership Real Property");

          (c) the equipment, inventory and other personal property (the "Partnership Equipment"), which are described in Schedule 2.1(c) and used
                                                      ---------------
     in the operation of the Partnership Business; provided, however, that the
                                                   --------  -------
     lists of inventory and other consumable items will be replaced at the Closing with lists of inventory current as of the Closing Date;

          (d) all buildings, improvements, fixtures, fixed assets and personalty of a permanent nature affixed or attached to the Partnership Real Property, including but not limited to, the veneer mill facility, in all cases used in the operation of the Partnership Business (collectively, the "Partnership Fixtures and Improvements");

          (e) all unexpired warranty rights relating to the Partnership Equipment and the Partnership Fixtures and Improvements to the extent the same are transferable;

          (f) the Intellectual Property and other proprietary rights related to the ownership or operation of the Partnership Business described in

     Schedule 3.14 (the "Partnership Intellectual Property");
     -------------

          (g) all unexpired permits, licenses, approvals and registrations related to the ownership or operation of the Partnership Business, the Partnership Real Property, the Partnership Equipment, the Partnership Fixtures and Improvements or the Partnership Intellectual Property (the "Partnership Permits");

          (h) all of the Partnership's rights and obligations under any contract or agreement that relates to the Partnership Business, including, without limitation, those agreements described in Schedule 3.15(a) relating to the
                                               ----------------
     Partnership Business, including all additions or modifications thereto in the ordinary course of business consistent with prior practice prior to the Closing (the "Partnership Assumed Contracts");

          (i) all of the Partnership's cash, cash equivalents, accounts receivable and other components of current assets as of the Closing Date;

          (j) all of the Partnership's books, records and files (including all employee records; operating and maintenance manuals; drawings, plans and specifications; job books; maintenance logs; applications to, reports from and filings with governmental authorities; and copies of contracts) relating to the ownership or proper operation of the Partnership Business or relating to the Partnership Assumed Contracts;

          (k) the executive employment contracts with the executives listed in

     Schedule 2.1(k) (the "Partnership Executive Employment Contracts");
     ---------------

          (l) the insurance contracts listed in Schedule 2.1(l), but only to the
                                                ---------------
     extent such policies cover the Partnership Acquired Assets or liabilities which are assumed by Purchaser under this Agreement;

          (m) all rights or causes of action the Partnership may have as of the Closing against any Person for infringing or otherwise unlawfully using any of the Partnership Intellectual Property or for any breach of the Partnership Assumed Contracts or the Partnership Executive Employment Contracts, and any other claims, rights of recovery, causes of action, or rights of set-off of every kind or character, regardless of when any such claim, right of recovery, cause of action or right of set-off arose or were or may be asserted, which rights relate to the Partnership Business and which the Partnership possesses as of the Closing;

          (n) all prepaid expenses with respect to the Partnership Business other than those prepaid expenses which relate to items the beneficial use and enjoyment of which will have expired as of the Closing. The purchased prepaid expenses include, without limitation, those prepaid expense items listed at Schedule 2.1(n);
               ---------------

          (o) all memberships and similar participations and related stock, bonds and debentures used or held in connection with the Partnership Business, and all surety bonds, surety deposits, security deposits, lease deposits, letters of credit and other such instruments posted by or on behalf of the Partnership as security for its performance of any contract or agreement of the Partnership to be transferred to Purchaser pursuant to this Agreement, including, without limitation, those memberships and similar participations and related stock, bonds and debentures, deposits and instruments which are described in Schedule 2.1(o);
                                            ---------------

          (p) all goodwill, if any, associated with the Partnership Business;

          (q) all other assets, whether tangible or intangible, not hereinabove expressly mentioned which now, or as of the Closing, are used in, or held in connection with, the Partnership Business; and

          (r) the Partnership's limited partnership interest in Biomass Partners, L.P., a Tennessee limited partnership, and all of the common stock of Biomass Management Corporation, a Tennessee corporation;

provided, however, that the Partnership Acquired Assets shall not include any of
--------  -------
the Excluded Assets.

     Section 2.2  Sale and Purchase of Certain LLC Assets.  Subject to the terms
                  ---------------------------------------
and conditions of this Agreement, and except as provided in Section 2.3, the LLC shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase at Closing hereunder, all of the LLC's right, title and interest in and to the assets now owned by the LLC, or in which the LLC has a right, title or interest at any time prior to Closing (except as otherwise specified in this Section 2.2), and which are used in, or held in connection with, the

LLC Business, such reference to assets being deemed to refer to assets as above described, of every nature and kind, tangible or intangible, wheresoever located and whether or not carried or reflected on the books of account and financial records of the LLC (the "LLC Acquired Assets"), including, without limitation:

          (a) the real property described in Schedule 2.2(a), and all easements,
                                             ---------------
     licenses, and other interests in real property appurtenant thereto, owned by the LLC (the "LLC Owned Real Property");

          (b) all leasehold interests described in Schedule 2.2(b) (the "LLC
                                                   ---------------
     Leased Real Property," and together with the LLC Owned Real Property, the "LLC Real Property");

          (c) the equipment, inventory and other personal property (the "LLC Equipment"), which are described in Schedule 2.2(c) and used in the
                                         ---------------
     operation of the LLC Business; provided, however, that the lists of
                                    --------  -------
     inventory and other consumable items will be replaced at the Closing with lists of inventory current as of the Closing Date;

          (d) all buildings, improvements, fixtures, fixed assets and personalty of a permanent nature affixed or attached to the LLC Real Property, including but not limited to, the veneer mill facility, in all cases used in the operation of the LLC Business (collectively, the "LLC Fixtures and Improvements");

          (e) all unexpired warranty rights relating to the LLC Equipment and the LLC Fixtures and Improvements to the extent the same are transferable;

          (f) the Intellectual Property and other proprietary rights related to the ownership or operation of the LLC Business described in Schedule 3.14
                                                                 -------------
     (the "LLC Intellectual Property");

          (g) all unexpired permits, licenses, approvals and registrations related to the ownership or operation of the LLC Business, the LLC Real Property, the LLC Equipment, the LLC Fixtures and Improvements or the LLC Intellectual Property (the "LLC Permits");

          (h) all of the LLC's rights and obligations under any contract or agreement that relates to the LLC Business, including, without limitation, those agreements described in Schedule 3.15(a) relating to the LLC
                                   ----------------
     Business, including all additions or modifications thereto in the ordinary course of business consistent with prior practice prior to the Closing (the "LLC Assumed Contracts");

          (i) all of the LLC's cash, cash equivalents, accounts receivable and other components of current assets as of the Closing Date;

          (j) all of the LLC's books, records and files (including all employee records; operating and maintenance manuals; drawings, plans and specifications; job books; maintenance logs; applications to, reports from and filings with governmental authorities; and copies of contracts) relating to the ownership or proper operation of the LLC Business or relating to the LLC Assumed Contracts;

          (k) the executive employment contracts with the executives listed in

     Schedule 2.1(k) (the "LLC Executive Employment Contracts");
     ---------------

          (l) the insurance contracts listed in Schedule 2.1(l);
                                                ---------------

          (m) all rights or causes of action the LLC may have as of the Closing against any Person for infringing or otherwise unlawfully using any of the LLC Intellectual Property or for any breach of the LLC Assumed Contracts or the LLC Executive Employment Contracts, and any other claims, rights of recovery, causes of action, or rights of set-off of every kind or character, regardless of when any such claim, right of recovery, cause of action or right of set-off arose or were or may be asserted, which rights relate to the LLC Business and which the LLC possesses as of the Closing;

          (n) all prepaid expenses with respect to the LLC Business other than those prepaid expenses which relate to items the beneficial use and enjoyment of which will have expired as of the Closing. The purchased prepaid expenses include, without limitation, those prepaid expense items listed at Schedule 2.2(n);
               ---------------

          (o) all memberships and similar participations and related stock, bonds and debentures used or held in connection with the LLC Business, and all surety bonds, surety deposits, security deposits, lease deposits, letters of credit and other such instruments posted by or on behalf of the LLC as security for its performance of any contract or agreement of the LLC to be transferred to Purchaser pursuant to this Agreement, including, without limitation, those memberships and similar participations and related stock, bonds and debentures, deposits and instruments which are described in Schedule 2.2(o);
                  ---------------

          (p) all goodwill, if any, associated with the LLC Business;

          (q) all other assets, whether tangible or intangible, not hereinabove expressly mentioned which now, or as of the Closing, are used in, or held in connection with, the LLC Business;

          (r) all of the Common Stock of Logging; and

          (s) all of the Common Stock of Sawmills;

provided, however, that the LLC Acquired Assets shall not include any of the
--------  -------
Excluded Assets.

     Section 2.3  Excluded Assets.  The following assets are excluded from the
                  ---------------
purchase and sale transaction contemplated by this Agreement (the "Excluded Assets"):

     (a) documents relating to the organization, maintenance or existence of the Partnership as a limited partnership;

     (b) documents relating to the formation, maintenance or existence of LLC as a limited liability company;

     (c) the Partnership's interest in LLC;

     (d) the Partnership's interest in Barge;

     (e) the Partnership's interest in Quarry;

     (f) the general intangibles related to the laminated flooring business of the Partnership;

     (g) the property listed in Schedule 2.3; and
                                ------------

     (h) any assets not transferred or conveyed pursuant to Section 2.1 or
Section 2.2.

     Section 2.4  Assumed Liabilities.  Except as set forth in Section 2.5,
                  -------------------
Purchaser hereby agrees to assume, satisfy or perform when due all of the following liabilities and obligations, but no others (the "Assumed Liabilities"):

     (a) all Partnership Assumed Debts and LLC Assumed Debts;

     (b) all obligations of the Partnership and LLC under the Assumed Contracts with respect to the period after the Closing Date;

     (c) all current liabilities of the Partnership and LLC as of the Closing Date, provided that Purchaser shall not assume any current liabilities of the
      --------
Selling Companies that are not reflected in the LLC Working Capital Adjustment or the Partnership Working Capital Adjustment;

     (d) all employee benefits liabilities to or in respect of employees of any of the Selling Companies set forth on Schedule 3.13, including, but not limited
                                      -------------
to:

          (i) all liabilities arising under or in respect of any Plan, and all liabilities or obligations in respect of any withdrawal from or termination of any Plan;

          (ii) all severance pay due to employees of any of such Selling Companies as a result of the transactions contemplated by this Agreement; and

          (iii) all vacation and sick leave time for employees of any of the Selling Companies accrued and unused as of the Closing Date; and

          (iv) any collective bargaining or other such agreements in respect of any employees of any of such Selling Companies;

     (e) all liabilities of the Partnership arising exclusively from the operation of the Partnership Business prior to January 1, 1998; and

     (f) all liabilities covered by insurance policies listed in Schedule
                                                                 --------
2.1(l).
------

     The Selling Companies agree to pay, discharge or provide for all liabilities or obligations of any of them incurred prior to the Closing and not expressly assumed by Purchaser under this Agreement.

     Section 2.5  Excluded Liabilities.  Except as provided in Section 2.4,
                  --------------------
Purchaser will not assume or perform any liabilities or obligations (known or unknown, absolute, accrued contingent or otherwise) of any of the Selling Companies (or of any of their predecessors in interest), including without limitation, any liability for Taxes of any of the Selling Companies imposed on or calculated by reference to income during any period before or after the Closing Date (the "Excluded Liabilities").

     Section 2.6  Asset Purchase Price.
                  --------------------

     (a)  Partnership Assets Purchase Price.  At Closing, Purchaser shall pay to
          ---------------------------------
the Partnership by wire transfer of immediately available funds to an account designated in writing by the Partnership at least three Business Days prior to the Closing Date an amount equal to $35,000,000, (i) minus the Partnership
                                                     -----
Assumed Debts, (ii) plus the aggregate amount of any cash and cash equivalents
                    ----
transferred by Partnership to Purchaser pursuant to this Agreement, (iii) minus
                                                                          -----
the payments required to be made to any employees or officers of the Partnership which are triggered by this Agreement as set forth on Schedule 2.6(a), (iv) plus
                                                      ---------------       ----
the amount(s), if any, referred to in clause (a) of the definition of Partnership Working Capital Adjustment or minus the amount(s), if any, referred
                                          -----
to in clause (b) of such definition (the "Partnership Assets Purchase Price");

provided, however, that in the event that the Partnership Assets Purchase Price
--------  -------
is a negative amount (i.e., is less than zero), Purchaser shall not be required to make any payment hereunder and at Closing the Partnership shall pay to Purchaser the amount by which zero exceeds such negative amount by wire transfer of immediately available funds to an account designated in writing by Purchaser at least three Business Days prior to the Closing Date.

     (b) LLC Assets Purchase Price.  At Closing, Purchaser shall pay to LLC by
         -------------------------
wire transfer of immediately available funds to an account designated by LLC in writing at least three Business Days prior to the Closing an amount equal to (i) 5% of the Sawmills Amount, (ii) plus 17.8% of the Logging Amount, (iii) plus
                                ----                                    ----
$1,500,000, (iv) minus the LLC Assumed Debts, (v) plus the aggregate amount of
                 -----                            ----
any cash and cash equivalents transferred by LLC to Purchaser pursuant to this Agreement, and (vi) minus the payments required to be made to
                    -----
any employees or officers of LLC which are triggered by this Agreement as set forth on Schedule 2.6(b), (vii) plus the amount(s), if any, referred to in
         ---------------        ----
clause (a) of the definitions of LLC Working Capital Adjustment, Logging Working Capital Adjustment and Sawmills Working Capital Adjustment or minus the
                                                              -----
amount(s), if any, referred to in clause (b) of such definitions (the "LLC Assets Purchase Price"); provided, however, that in the event that the LLC
                         --------  -------
Assets Purchase Price is a negative amount (i.e., is less than zero), Purchaser shall not be required to make any payment hereunder and at Closing LLC shall pay to Purchaser the amount by which zero exceeds such negative amount by wire transfer of immediately available funds to an account designated in writing by Purchaser at least three Business Days prior to the Closing Date.

     (c) Calculation of Partnership and LLC Assets Purchase Price.  Purchaser
         --------------------------------------------------------
and the Selling Companies shall consult with each other from time to time with respect to the anticipated Closing Date hereunder. Upon determination of the anticipated Closing Date, the Selling Companies shall promptly prepare and deliver to Purchaser a detailed schedule showing the estimated amount payable at Closing pursuant to Sections 2.6(a) and 2.6(b) as of such date, including any change in such amounts anticipated to occur prior to the anticipated Closing Date. The Selling Companies shall make available to Purchaser such information as Purchaser shall reasonably request to verify the information set forth in such schedule and shall immediately inform Purchaser of any changes to the amounts set forth therein. Prior to the Closing, Purchaser and the Selling Companies shall agree on a schedule setting forth the amounts payable at Closing pursuant to Sections 2.6(a) and 2.6(b), which schedule shall be executed by Purchaser and each Selling Company. As a means of clarifying the intentions of the parties hereto with respect to the calculation of the Partnership Assets Purchase Price and the LLC Assets Purchase Price, Schedule 2.6(c) is an example
                                                  ---------------
of how the Partnership Assets Purchase Price and the LLC Assets Purchase Price would be calculated based on the assumptions set forth therein.

     Section 2.7  Closing.  The closing for the sale and purchase of the
                  -------
Acquired Assets (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, immediately prior to the Effective Time under the Merger Agreement, but in any event following the satisfaction or waiver of the conditions set forth in
Article VI hereof (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) or at such other place as the parties may agree in writing (the date and time of the Closing determined in accordance with this Section 2.7 are herein referred to as the "Closing Date").


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                             THE SELLING COMPANIES
                             ---------------------

     Each of the Selling Companies, jointly and severally, represents and warrants to Purchaser as follows:

     Section 3.1  Organization and Qualification; Subsidiaries.  Each of the
                  --------------------------------------------
Subject Companies is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation specified in Schedule 3.1 and has the power and authority and all licenses,
             ------------
permits and authorizations necessary to own or lease its property and assets and to carry on its business as presently conducted, and as presently proposed to be conducted, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing in each jurisdiction wherein the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not prevent, delay or impair the Selling Companies' ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect. Each of the Selling Companies has previously provided true and complete copies of each of the Subject Companies' (a) articles of incorporation, certificate of formation or certificate of limited partnership, as the case may be, and (b) bylaws, operating agreement or agreement of limited partnership, if any, as the case may be, as currently in effect (the "Organizational Documents").

     Section 3.2  Authorization.
                  -------------

     (a) Each of the Selling Companies has the power and authority to execute and deliver this Agreement, subject only to approval of the Transfers by the Additional Limited Partners and receipt of the Required Consents, to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by the Selling Companies, and is enforceable against each of the Selling Companies in accordance with its terms, except as such may be subject to or limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) Each of the Subject Companies, except for the Partnership and LLC, has the corporate power and authority to execute and deliver the Subsidiaries Asset Purchase Agreements, subject only to receipt of the required consents disclosed therein, to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite action. The Subsidiaries Asset Purchase Agreements have been duly authorized, executed and delivered by the Subject Companies, except for the Partnership and LLC, and are enforceable against each of the respective Subject Companies party thereto, except for the Partnership and LLC, in accordance with its terms, except as such may be subject to or limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.3  Non-contravention.
                  -----------------

     (a) Neither the execution and delivery of this Agreement nor the consummation of the other transactions contemplated hereby nor the fulfillment of and the performance by either of the Selling Companies of its obligations hereunder will (with or without notice or lapse of time) (i) contravene any provision contained in the Organizational Documents or any resolution or similar act adopted by the managing general partner or member of either of the Selling Companies, (ii) conflict with, violate or result in a material breach of, or constitute a material default under (1) except as set forth in Schedule 3.3, any Assumed Contract or (2) any
                                 ------------
judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which either of the Selling Companies is a party or by which either of them is bound or to which any of their respective assets or properties are subject, if any, or (iii) except with respect to Liens granted to Purchaser's financing sources or otherwise created by Purchaser, result in the creation or imposition of any Lien on any of the Acquired Assets, which in the case of any of clauses (i) through (iii) above, would prevent, delay or impair the Selling Companies' ability to consummate the transactions contemplated by this Agreement or would have a Material Adverse Effect.

     (b) Neither the execution and delivery of the Subsidiaries Asset Purchase Agreements nor the consummation of the other transactions contemplated thereby nor the fulfillment of and the performance by any of the Subject Companies, except for the Partnership and LLC, of its obligations thereunder will (with or without notice or lapse of time) (i) contravene any provision contained in the Organizational Documents or any resolution or similar act adopted by the board of directors or shareholder of the Subject Companies, except for the Partnership and LLC, (ii) conflict with, violate or result in a material breach of, or constitute a material default under (1) except as set forth in Schedule 3.3, any
                                                               ------------
Assumed Contract (as defined in the Subsidiaries Asset Purchase Agreements) or
(2) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which any of the Subject Companies, except for the Partnership and LLC, is a party or by which either of them is bound or to which any of their respective assets or properties are subject, if any, or (iii) except with respect to Liens granted to Purchaser's financing sources or otherwise created by Purchaser, result in the creation or imposition of any Lien on any of the Acquired Assets (as defined in the Subsidiaries Asset Purchase Agreements), which in the case of any of clauses
(i) through (iii) above, would prevent, delay or impair the ability of the Subject Companies, except for the Partnership and LLC, to consummate the transactions contemplated by the Subsidiaries Assets Purchase Agreements or would have a Material Adverse Effect.

     Section 3.4  No Consents.  Except for (a) filings required by the HSR Act,
                  -----------
if any, and (b) filings and approvals set forth in Schedule 3.4 (the "Required
                                                   ------------
Consents"), no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement and the Subsidiaries Asset Purchase Agreements or the consummation of the transactions contemplated hereby or thereby by any of the Subject Companies, other than any notice, filing, authorization, registration, consent or approval which, if not obtained, would not have a Material Adverse Effect.

     Section 3.5  LLC Ownership of Logging and Sawmills.  The LLC directly owns
                  -------------------------------------
all of the issued and outstanding shares of Common Stock of each of Logging and Sawmills and such shares have been duly authorized and legally issued and are fully paid and nonassessable.

     Section 3.6  Financial Statements.
                  --------------------

     (a) The Selling Companies have made available to Purchaser (i) the unaudited consolidated balance sheets, and the unaudited consolidated statements of earnings and cash flows of the Partnership for the years ended December 31, 1996 and December 31, 1997, and (ii) the unaudited consolidated balance sheets of the Partnership as at September 30, 1997 (the "Most Recent Balance Sheet") and the related unaudited consolidated statements of income and cash flows for the nine months then ended, including the notes thereto. All of the foregoing financial statements are hereinafter collectively referred to as the "Financial Statements." Except as set forth in Schedule 3.6(a), the Financial Statements
                                     ---------------
have been prepared from, and are in accordance with, the books and records of the Partnership, are correct and complete in all material respects, and fairly present the assets and liabilities of the Partnership and the consolidated financial position and consolidated results of operations of the Partnership as of the dates and for the periods indicated, in each case in accordance with GAAP (subject to the absence of notes).

     (b) Except to the extent reflected or reserved against in the Financial Statements as of and for the fiscal year ended December 31, 1997 (and the notes thereto), or otherwise disclosed in the Most Recent Balance Sheet or Schedule
                                                                     --------
3.6(b), the Partnership has no material liabilities or other obligations
------
(including contingent liabilities and obligations) except (i) liabilities and obligations incurred in connection with the Company Reorganization or in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheets or (ii) such liabilities or obligations that would not be required to be reflected or reserved against in the balance sheet of the Partnership prepared in accordance with GAAP.

     Section 3.7  Books and Records.  The books of account, minute books, stock
                  -----------------
record books and other records of the Subject Companies, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Subject Companies contain accurate and complete records of all meetings held of, and action taken by, the shareholders, the managing general partner, the Boards of Directors and the committees of Boards of Directors of the Subject Companies, and no meeting of any such shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     Section 3.8  Governmental Authorizations; Licenses.  Except as set forth in
                  -------------------------------------
Schedule 3.8, each of the Subject Companies has complied with all applicable
------------
laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities with which it is or was required to comply in connection with its respective ownership of the Acquired Assets and the assets owned by Logging and Sawmills, except when the failure to comply would not have a Material Adverse Effect. Except as set forth in Schedule 3.8, each of the
                                                   ------------
Subject Companies has and, after giving effect to the transactions contemplated hereby and by the Subsidiaries Assets Purchase Agreements, will transfer to Purchaser to the extent transferable all material permits, licenses, approvals, certificates and other authorizations and has made all notifications, registrations, certifications and filings with all Governmental

Authorities, in each case as required in connection with the ownership of the Acquired Assets and the assets owned by Logging and Sawmills and other than those the absence of which would not have Material Adverse Effect. Except as set forth in Schedule 3.8, there is no action, case, proceeding or investigation
             ------------
pending or, to the knowledge of the Selling Companies, threatened, and to the knowledge of the Selling Companies, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, case or proceeding or investigation, by any Governmental Authority (a) with respect to any alleged violation by any of the Subject Companies of any statute, law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (b) with respect to any alleged failure by any of the Subject Companies to have any permit, license, approval, certification or other authorization required in connection with the operation of the Businesses, or (c) which, if determined adversely to any of the Subject Companies, would reasonably be expected to prevent, delay or impair the Selling Companies' ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect.

     Section 3.9  Litigation.  Except as set forth in Schedule 3.8 or Schedule
                  ----------                          ------------    --------
3.9, as of the date of this Agreement, there are no claims, actions,
---
proceedings, or investigations pending or, to the knowledge of the Selling Companies, threatened against any of the Subject Companies or any of their officers or directors (in their capacity as such) or any of the Acquired Real Property, and to the knowledge of the Selling Companies, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such claim, action, proceeding or investigation, before any court or Governmental Authority which, if determined adversely to such Subject Company, officer or director, would reasonably be expected to prevent, delay or impair the Selling Companies' ability to consummate the transactions contemplated by this Agreement or result in a Material Adverse Effect.

     Section 3.10  Taxes and Tax Payments.  Except as set forth on Schedule
                   ----------------------                          --------
3.10:

     (a) The Subject Companies (i) have prepared in good faith and timely filed (or there has been filed on their behalf) all Tax Returns required to have been filed by each of them under applicable law (other than those Tax Returns the failure to file of which would not have a Material Adverse Effect), and all such Tax Returns were true, correct and complete in all material respects and (ii) have paid all material Taxes that are currently due and payable for all periods through and including the Closing Date except for those contested in good faith or for which adequate reserves have been established in accordance with GAAP on the books of such Subject Companies.

     (b) There are no ongoing audits or examinations of any Tax Returns of any of the Subject Companies, and none of the Subject Companies has been notified, formally or informally, by any taxing authority that any such audit or examination, or any other investigation or proceeding related to Taxes or Tax Matters, is contemplated or pending.

     (c) All material Taxes for which the Subject Companies are liable for periods through the Closing Date (whether or not the period ends for tax purposes on the Closing

Date) have been or will be paid when due or are adequately reserved against on the books of the Subject Companies. None of the Subject Companies is a party to any Tax sharing or Tax allocation agreement.

     (d) As used in this Section 3.10, the term (i) "Taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, income, franchise, sales, gross receipts, occupation, use, severance, real and personal property, employment, excise, stamp, impost, environmental, transfer taxes or duties and all other charges, as well as penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other; and (ii) "Tax Return" shall mean a report, return or other information required to be supplied to any governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

     (e) Purchaser and Partnership agree to allocate the Purchase Price for all Tax and non-Tax purposes, in accordance with the rules under Section 1060 of the Code and the Treasury Regulations promulgated thereunder, as set forth on Exhibit B hereto.
---------

     Section 3.11  Environmental Matters.  Except as permitted by applicable
                   ---------------------
Environmental Laws or disclosed in the Schedule 3.11, to the knowledge of the
                                       -------------
Selling Companies: (a) no Hazardous Substances are present in, on or under the Facilities or any other properties and assets (whether real, personal or mixed) in which any of the Subject Companies has or had an interest or any nearby real property which could migrate to the Facilities or other properties and assets in which any of the Subject Companies has or had an interest, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Facilities or any other properties and assets (whether real, personal or mixed) in which any of the Subject Companies has or had an interest, or any nearby real property which could migrate to the Facilities or other properties and assets in which any of the Subject Companies has or had an interest, whether by the Subject Companies or by any other entity or Person; (b) none of the Subject Companies has ever used or permitted any Person to use the Facilities or any part thereof or any other properties and assets (whether real, personal or mixed) in which the Subject Companies has or had an interest, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances, except in compliance with applicable Environmental Laws; (c) no underground or above-ground storage tanks, barrels, wells, pits, sumps, lagoons or other containers of any kind are or have been located in, on, under or about the Facilities or any other properties and assets (whether real, personal or mixed) in which any of the Subject Companies has or had an interest; (d) the Subject Companies, the Facilities and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply and have complied with all applicable Environmental Laws (except where any such violation would not have a Material Adverse Effect), and none of the Subject Companies nor any other Person using or occupying the Facilities or any part thereof is violating or has violated any Environmental Laws or has any liability under any Environmental Laws; (e) the Subject Companies have all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of the Facilities, and all operations and activities of the Subject Companies (except where the failure to have any such permit, license or approval would not have a Material Adverse Effect), and the

Subject Companies are in full compliance with all such permits, licenses and approvals; and all such permits, licenses and approvals were duly issued and are in full force and effect (except where non-compliance would not have a Material Adverse Effect); and (f) no claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Facilities or any other properties and assets (whether real, personal or mixed) in which any of the Subject Companies has or had an interest or any past or present violation of or any liability under any Environmental Laws by the Subject Companies has been made or commenced, or is pending, or is being threatened by any person.

     Section 3.12  Employee Matters.
                   ----------------

     (a) Schedule 3.12(a) contains a true and complete list of (i) the officers
         ----------------
and employees currently employed by the Subject Companies having an annual base salary of $100,000 or more, indicating the title of and whether the employee or officer is covered by an employment, consulting or severance agreement, and (ii) the directors of each of the Subject Companies.

     (b) Except as set forth on Schedule 3.12(b), (i) no Subject Company has
                                ----------------
entered into any collective bargaining agreements with respect to the employees of such Subject Company ("Company Employees"), (ii) there is no labor strike, labor dispute, work slowdown or work stoppage or lockout pending or, to the knowledge of the Selling Companies, threatened against or affecting any of the Subject Companies, (iii) to the knowledge of the Selling Companies, no union organization campaign is in progress with respect to any of the Company Employees, and no material question concerning representation exists respecting such employees, (iv) there is no unfair labor practice charge or complaint pending or, to the knowledge of the Selling Companies, threatened against any of the Subject Companies, except for such agreements, activities, charges or complaints which would not reasonably be expected to have a Material Adverse Effect.

     Section 3.13  Employee Benefit Plans.
                   ----------------------

     (a) Schedule 3.13 lists all of the plans and programs (collectively, the
         -------------
"Plans"), which the Subject Companies maintain, are a party to, contribute to or are obligated to contribute to, on behalf of the Subject Companies' employees or former employees and their dependents or survivors (whether or not set forth in a written document), including without limitation:

          (i)  Each employee benefit plan, as defined in Section 3(3) of ERISA;

          (ii) Each bonus, deferred compensation, incentive, restricted stock, employee stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, fringe benefit, severance, termination of pay or similar plan, program, policy, perquisite or arrangement (other than any such item provided solely pursuant to the terms of a written or oral contract with any individual employee that is disclosed in Schedule
                                                                     --------
     3.12); or
     ----

          (iii) Each material plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985.

     (b) None of the Subject Companies nor any ERISA Affiliate has, since January 1, 1993, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA that is subject to Title IV of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA. For this purpose, "ERISA Affiliate" means each person (as defined in section 3(9) of ERISA) that, together with the Company, would be treated as a single employer under section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of section 414(b) or (c) of the Code.

     (c) The Subject Companies have provided to Purchaser complete, accurate and current copies of each of the following:

          (i) The text (including amendment) of each of the Plans, to the extent reduced to writing;

          (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

          (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

               (1)  The most recent summary plan description, as described in section 102 of ERISA;

               (2) Any summary of material modifications that has been distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

               (3) The annual report, as described in section 103 of ERISA, and, where applicable, actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

          (iv)  With respect to each Plan that is intended to qualify under section 401(a) of the Code, the most recent determination letter concerning such Plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

     (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been substantially satisfied.

     (e) Each Plan that is intended to qualify under section 401(a) of the Code substantially meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder or under any other provision of applicable law. Each such Plan has been administered substantially in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder or any other provision of applicable law.

     (f) None of the Plans has any accumulated funding deficiency under section 412 of the Code and none of the Selling Companies nor any Affiliate has incurred any material termination or withdrawal liability under Title IV of ERISA.

     (g) All contributions, premiums or other payments due from any of the Subject Companies to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of such Subject Company in accordance with GAAP.

     Section 3.14  Proprietary Rights.  Schedule 3.14 (a) identifies each
                   ------------------   -------------
fictitious business name, patent, registered and unregistered trademark, service mark or copyright registration (the "Intellectual Property") which has been issued to or is currently used by any of the Subject Companies, (b) identifies each pending patent, trademark, service mark or copyright application or application for registration made by any of the Subject Companies, and (c) identifies each license which any of the Subject Companies has granted to any Person with respect to its Intellectual Property. Except as set forth in

Schedule 3.14, to the knowledge of the Selling Companies, there is not pending
-------------
or threatened against any of the Subject Companies any claim by any Person contesting the validity, enforceability, use or ownership of any of its Intellectual Property. Each of the Subject Companies is the owner of all right, title and interest in and to such Subject Company's Intellectual Property, free and clear of all Liens and other adverse claims, and has the right to use without payment to any other Person all of the Intellectual Property.

     Section 3.15  Contracts.
                   ---------

     (a) Schedule 3.15(a) lists all written or oral contracts (except for usual
         ----------------
and ordinary contracts or purchase orders executed in the normal course of business and which are not, individually or in the aggregate, material to the Subject Companies), agreements or leases, to which, as of the date hereof, any of the Subject Companies is a party or is otherwise bound, relating to the ownership of the Acquired Assets or the assets owned by

Logging and Sawmills or proper operation of the Businesses in the manner in which such Businesses were operated prior to the date hereof, and of the types described below (the "Assumed Contracts"):

          (i) all agreements for the future purchase by any of the Subject Companies of machinery, equipment or other personal property other than those that are for amounts not to exceed $100,000 and those as to which any of the Subject Companies' remaining obligation as of the date hereof does not exceed $100,000;

          (ii) all leases, pledges, conditional sale or title retention agreements involving the payment of more than $100,000;

          (iii) all agreements between any of the Subject Companies and any Affiliate of any of the Subject Companies;

          (iv) all agreements relating to the consignment or lease of personal property (whether the Subject Company is lessee, sublessee, lessor or sublessor) other than such agreements that provide for payments of less than $100,000;

          (v) all agreements containing commitments of warranty, suretyship, guarantee or indemnification (except for guarantees, warranties and indemnities provided by a Subject Company in the ordinary course of business consistent with past practice) and those having a contract value in the aggregate of less than $100,000;

          (vi) all mortgages, indentures, notes, bonds or loan agreements relating to indebtedness incurred or provided by any of the Subject Companies;

          (vii) all licensing agreements or other contracts with respect to Intellectual Property, including, without limitation, agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any Intellectual Property;

          (viii) all collective bargaining agreements and other contracts to or with any labor union or other employee representative of a group of employees;

          (ix) all joint ventures, partnerships and other similar agreements (however named) involving a share of profits, losses, costs or liabilities by such Subject Company with any other Person where the investment by such Subject Company exceeds $100,000;

          (x) all agreements containing covenants that in any way purport to restrict the business activity of any of the Subject Companies or limit the freedom of any of the Subject Companies to engage in any line of business or to compete with any Person;

          (xi) all material powers of attorney that are currently effective and outstanding;

          (xii) all agreements entered into other than in the ordinary course of business consistent with past practice that contain or provide for an express undertaking by any of the Subject Companies to be responsible for consequential damages and that are not covered by the Assumed Contracts listed in Schedule 3.15(a) with respect to the Assumed Contracts of the
               ----------------
     type described in clauses (i) through (xi) above or clause (xiii) below;

          (xiii)  any agreement other than those covered by clauses (i) through
     (xii) above which would reasonably be expected to involve payment or receipt by any of the Subject Companies of more than $100,000 in the aggregate in any calendar year; and

          (xiv) all material amendments, supplements and modifications (whether oral or written) in respect of any of the foregoing.

     (b) None of the other parties to any such Assumed Contracts has given written notice to any of the Subject Companies that it intends to renegotiate, terminate or materially alter the provisions of such Assumed Contracts either as a result of transactions contemplated hereby or otherwise, and none of the Subject Companies has given notice to any other party to any such Assumed Contract that it intends to renegotiate, terminate or materially alter the provisions of any such Assumed Contract.

     (c) No Subject Company is in material default, nor has any of the Subject Companies given or received notice of, any default or claimed, purported or alleged default, under any of the Assumed Contracts. Except as set forth in

Schedule 3.15(c), (i) each of the Subject Companies is, and at all times has
----------------
been, in full compliance in all material respects with all applicable terms and requirements of each Assumed Contract under which such Subject Company has or had any obligation or liability or by which such Subject Company or any of the assets owned or used by such Subject Company is or was bound; (ii) to the knowledge of the Selling Companies, each other Person that has or had any obligation or liability under any Assumed Contract under which such Subject Company has or had any rights is, and at all times since January 1, 1997 has been, in full compliance in all material respects with all applicable terms and requirements of such Assumed Contract; and (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give any of the Subject Companies or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Assumed Contract.

     (d) Each of the Assumed Contracts is valid and binding on the Subject Company party thereto, in full force and effect in all material respects and, except for any consents, waivers or approvals or giving any notice listed in

Schedule 3.15(d), is assignable to and
----------------
assumable by Purchaser, so that immediately after the Closing, Purchaser will be entitled to the full benefits thereof.

     (e) Correct and complete copies of all Assumed Contracts, including any material amendments thereto, have been delivered or made available to Purchaser.

     Section 3.16  Real Property.
                   -------------

     (a) All of the Owned Real Property is owned by the Subject Companies free and clear of all Liens except (i) Liens for taxes not yet due and payable, (ii) statutory Liens for carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business that are not yet delinquent or are being contested in good faith, (iii) such defects, irregularities, encumbrances and other imperfections of title as normally exist with respect to property similar in character and that do not and would not, individually or in the aggregate, have or result in a Material Adverse Effect, and (iv) as disclosed in Schedule 3.16(a) ("Permitted Liens"). All of the Owned
                         ----------------
Real Property is free of defects, irregularities, encumbrances and other imperfections of title (other than Liens, which are addressed in the preceding sentence) (collectively, "Other Encumbrances"), except such Other Encumbrances that do not materially impair (i) the value of the Owned Real Property (taken as a whole); (ii) the present use of any material portion of the Owned Real Property, or (iii) the transferability or marketability of any material portion of Owned Real Property. No third parties have any rights of first refusal, rights of first offer or other rights to purchase any of the Owned Real Property.

     (b) Except as set forth in Schedule 3.16(b), there are (i) no presently
                                ----------------
effective material leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions or other agreements with respect to the leasing, use or occupancy of the Owned Real Property or any part thereof or (ii) no Persons leasing, using or occupying the Owned Real Property or any part thereof except Company and the Subject Companies.

     (c) To the knowledge of the Company, Schedule 3.16(c) is an accurate and
                                          ----------------
complete list of all presently effective building permits, certificates of occupancy, and other necessary certificates, permits, licenses and approvals issued to the Subject Companies relating to the design, construction, ownership, operation, occupancy, use, management, operation, maintenance or repair of the Owned Real Property.

     (d) Schedule 3.16(d) lists the LLC Leased Real Property, the Partnership
         ----------------
Leased Real Property and leases of real property pursuant to which either of Logging or Sawmills is obligated to make rental payments in excess of $100,000 per annum under the applicable lease (the "Leased Real Property"), setting forth the landlord and tenant for each parcel of Leased Real Property. All of the Leased Real Property is held by the Subject Company thereof pursuant to valid and binding leases therefor that are in full force and effect and enforceable by the Subject Company thereof that is party thereto in accordance with their respective terms, except where any lack of enforceability, individually or in the aggregate, would not have a Material Adverse Effect. The Subject Companies have previously provided or made available to Purchaser complete and correct copies of all written leases of Leased Real Property. Except as set forth in Schedule 3.16(d), none of the
                                                 ----------------
Subject Companies has received any written notice of default or event of default under any lease of Leased Real Property.

     (e) To the knowledge of the Company, except as set forth in Schedule
                                                                 --------
3.16(e), (i) the Acquired Real Property and every part thereof and (as of the
-------
Closing Date) the use and occupancy of the Acquired Real Property are in compliance with all applicable building, earthquake, zoning, land use, health, fire, safety, occupational safety and health, access and accommodations for the physically handicapped, subdivision, energy and resource conservation or similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions applicable to the Acquired Real Property, except where the failure to be in compliance would not have a Material Adverse Effect and (ii) none of the Subject Companies has received any notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.

     (f) The Acquired Real Property constitutes all of the real property owned, leased or otherwise utilized in connection with and material to the Businesses.

     Section 3.17  Equipment.  Except as set forth in Schedule 3.17, the
                   ---------                          -------------
Partnership Equipment, the LLC Equipment and all equipment, inventory and other personal property used in the operation of the Logging Business and the Sawmills Business are in normal operating condition, ordinary wear and tear and obsolescence excepted, free from any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations or would not have a Material Adverse Effect, and comply with all applicable occupational health and safety laws, statutes, rules and regulations, except where the failure to comply with such laws, statutes, rules or regulations would not have a Material Adverse Effect. Except as set forth in

Schedule 3.17, the Subject Companies, together, have good and marketable title
-------------
to all such personal property, free and clear of all Liens, except Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Subject Companies in appropriate proceedings (and for which appropriate reserves have been established on the books of such Subject Company), Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due, and such Liens, if any, as in the aggregate, do not materially interfere with the use of such property or otherwise materially impair business operations or would not have a Material Adverse Effect.

     Section 3.18  Insurance.
                   ---------

     (a) The Selling Companies have delivered or made available to Purchaser:

          (i) true and complete copies of all policies of insurance to which any of the Subject Companies is a party or under which any of the Subject Companies, or any director of any of the Subject Companies, is or has been covered at any time within the two years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance;

          (iii) any statement by the auditor of the Subject Companies' financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims;

          (iv) true and complete copies of any self-insurance arrangement by or affecting any of the Subject Companies, including descriptions of any reserves established thereunder;

          (v) true and complete copies of any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any of the Subject Companies;

          (vi) true and complete copies of all contracts of the Subject Companies with any Person with respect to insurance (including leases and service agreements);

          (vii)  a summary of the loss experience under each insurance policy;

          (viii) a statement describing each claim under an insurance policy for an amount in excess of $100,000, which sets forth:

               (A)  the name of the claimant;

               (B) description of the policy by insurer, type of insurance, and period of coverage; and

               (C)  the amount and a brief description of the claim; and

          (ix) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (b) Except as set forth on Schedule 3.18(b):
                                ----------------

          (i) All policies to which any of the Subject Companies is a party or that provide coverage to any of the Subject Companies, or any director or officer of any of the Subject Companies:

               (A)  are valid, outstanding and enforceable;

               (B) are issued by an insurer that is financially sound and reputable;

               (C) taken together, provide adequate insurance coverage for the assets and the operations of the Subject Companies;

               (D) will not terminate or be subject to termination as a result of the Merger; and

               (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any of the Subject Companies.

          (ii) The Subject Companies have not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Subject Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any of the Subject Companies is a party or that provides coverage to any of the Subject Companies or a director or officer thereof.

          (iv) The Subject Companies have given notice to the insurer of all claims that may be insured thereby.

     Section 3.19  Transactions With Affiliates.  Except as set forth on
                   ----------------------------
Schedule 3.19, none of the Subject Companies' partners, officers or employees
-------------
nor any Person in which any such member, partner, officer or employee owns five percent or more of the equity interest nor any of their respective Affiliates is or, since August 1, 1995, was, involved in any business arrangement or relationship with any of the Subject Companies (whether written or oral), and none of the Subject Companies' members, partners, officers or employees nor any of their respective Affiliates owns any property or right, tangible or intangible, which is necessary to the Businesses.

     Section 3.20  Absence of Certain Changes and Events.  Except as set forth
                   -------------------------------------
in Schedule 3.20 and except for the Company Reorganization and as necessary or
   -------------
advisable to obtain or preserve the Company's status as a REIT, since the date of the Most Recent Balance Sheets, the Subject Companies have conducted their respective Businesses in the ordinary course of business consistent with past practice, and there is not and has not been: (a) any Material Adverse Change to any of the Subject Companies or any material adverse change in the condition of the Acquired Assets, (b) any distribution or dividend made by any of the Subject Companies, except for distributions or dividends required to be made by any of the Subject Companies to obtain and preserve the Company's status as a REIT, (c) any material repurchase of equity securities by any of the Subject Companies,
(d) any payment or increase by any of the Subject Companies of any salaries or other compensation to any shareholder, partner, director, officer or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance, or similar contract with any director, officer or employee (other than in the ordinary course of business consistent with past practice), (e) any adoption of, increase in the payments to or benefits under, any profit sharing, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of any of the Subject Companies (other than in the ordinary course of business consistent with past practice), (f) any condition, event or occurrence which could reasonably be expected to prevent or materially delay either of the Subject Companies consummating the transactions contemplated by this Agreement or the Subsidiaries Asset Purchase Agreements or (g) any material change in accounting methods, principles or practice of any of the Subject Companies.

     Section 3.21  Acquired Assets Are All Assets Used by the Selling Companies.
                   ------------------------------------------------------------
Except for those assets excluded pursuant to Section 2.3, the Acquired Assets and the assets to be owned by Logging and Sawmills are all of the real and personal property (or interests therein), machinery, tools, equipment, inventory, intellectual property rights and other property or interest, of any type or nature, in which the Subject Companies, or any of their Affiliates has any right, title or interest and which has been used in the operation of the Businesses prior to the date hereof or is necessary to permit Purchaser to operate the Businesses in the manner in which they are operated by the Subject Companies prior to the Closing Date.

     Section 3.22  Disclosure.  No representation or warranty of the Selling
                   ----------
Companies in this Agreement and no statement in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstance in which they were made, not misleading.

     Section 3.23  Definition of Selling Company Knowledge.  As used in this
                   ---------------------------------------
Agreement, the phrase "to the knowledge of the Selling Companies" (or words of similar import) means the actual knowledge of the President, the Treasurer, the Secretary, the Vice President of LLC and the President of Sawmills.

     Section 3.24  As Is.  THE PURCHASER, ON THE ONE HAND, AND THE SELLING
                   -----
COMPANIES, ON THE OTHER, HEREBY AGREE THAT, EXCEPT TO THE EXTENT SET FORTH HEREIN, IN THE SCHEDULES HERETO OR IN ANY INSTRUMENT DELIVERED IN CONNECTION HEREWITH, (A) THE ACQUIRED ASSETS ARE BEING SOLD ON AN "AS IS, WHERE IS" BASIS AND (B) NONE OF THE SELLING COMPANIES MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS OR OTHER PROPERTY.

                                 ARTICLE IV
                                 ----------

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                   PURCHASER
                                   ---------

     Purchaser represents and warrants to the Selling Companies as follows:

     Section 4.1  Organization.  Purchaser is a corporation duly organized,
                  ------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted.

     Section 4.2  Authorization.  Purchaser has the corporate power and
                  -------------
authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each other agreement or instrument to be executed in connection herewith have been duly authorized, executed and delivered by Purchaser and constitute a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such may be subject to or limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.3  Non-contravention.  The execution, delivery and performance by
                  -----------------
Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not (a) contravene any provision contained in the certificate of incorporation or bylaws of Purchaser, (b) conflict with, violate or result in a material breach (with or without the lapse of time, the giving of notice or both) under (i) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (ii) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which Purchaser is a party or by which it is bound or to which any of its assets or properties are subject.

     Section 4.4  No Consents.  Except for filings under the HSR Act, if any, no
                  -----------
notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser.

     Section 4.5  Litigation.  There are no actions, suits, proceedings, orders
                  ----------
or investigations pending or threatened against or affecting Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would reasonably be expected materially adversely to affect Purchaser's performance under this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE V

                        CERTAIN COVENANTS AND AGREEMENTS
                        --------------------------------

     Section 5.1  Access and Information.
                  ----------------------

     (a) From and after the date hereof, each of the Selling Companies agrees to provide, and to cause the other Subject Companies to provide, to Purchaser and its agents and representatives with reasonable access during normal business hours to the premises, properties, contracts, commitments, books, records and other information of each of the Subject Companies, upon reasonable notice, as the Purchaser and its agents and representatives shall reasonably request from time to time. The Purchaser agrees to conduct and agrees to cause its agents and representatives to conduct, any such inquiries with reasonable discretion and sensitivity to the relationships of each of the Subject Companies with their respective employees, customers and suppliers. The foregoing notwithstanding, prior to the Closing neither the Purchaser nor any of its representatives or agents shall contact any employee, customer or supplier of any of the Subject Companies without the prior written consent of the Selling Companies.

     (b) Each of Purchaser and the Selling Companies agrees not to disclose or permit the disclosure for any purpose other than the transactions contemplated hereby of any non-public, confidential or proprietary information furnished to such party by another party hereto in connection with the transactions contemplated by this Agreement, provided that such disclosure may be made (i) to any Person who is an officer, director or employee of such party, or to counsel, accountants and financial advisors to such party solely for their use in evaluating the transactions contemplated by this Agreement, (ii) with the prior written consent of all parties to this Agreement, (iii) pursuant to a subpoena or order issued by a court, arbitrator or Governmental Authority, (iv) if the Selling Companies deem it necessary or appropriate in the registration statement on Form 10 that the Company files with the SEC or (v) if Purchaser deems it necessary or appropriate in the registration statement on Form S-11 that Newco files with the SEC.

     Section 5.2  Conduct of Business by the Selling Companies.  From the date
                  --------------------------------------------
hereof to the Closing Date, each of the Selling Companies will, and will cause Logging and Sawmills to, except as otherwise expressly provided herein or consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed):

     (a) conduct its Business only in the ordinary and regular course and consistent with past practice, except as may be required to obtain and preserve the status of the Company as a REIT;

     (b) use commercially reasonable efforts to keep in full force and effect its limited partnership, limited liability company or corporate existence and all material rights, franchises and goodwill relating to its Business;

     (c) use commercially reasonable efforts to preserve its present relationships with customers, suppliers, contractors distributors, employees and business associates; provided, however, that nothing in this paragraph (c) shall
                     --------  -------
require any Subject Company to take any action that would cause the Company to be unable to qualify as a REIT;

     (d) perform in all material respects all of its obligations under all notes, bonds, mortgages, indentures, licenses, leases, contracts, agreements or other instruments or obligations to which it is a party or by which it or any of its respective properties or assets may be bound and not enter into, assume or amend any of the foregoing other than in the ordinary course of business;

     (e) take all commercially reasonable efforts to cause to be filed with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") promptly following the date hereof the notification and report form (the "Report") required under the HSR Act, if any, with respect to the transactions contemplated hereby and to cooperate with Purchaser to the extent necessary in the preparation of its Report, and to request early termination of the waiting period required by the HSR Act and, if requested, promptly to amend or furnish additional information thereunder requested by the Antitrust Division and/or the FTC.

     (f) promptly inform the Purchaser in writing of any material breach of or change in the representations and warranties contained in Article III hereof;

     (g) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof;

     (h) not sell, lease, license, mortgage or otherwise encumber or subject to any material Lien or otherwise dispose of any of its properties or assets except in the ordinary course of business consistent with past practice or in transactions involving consideration not exceeding $50,000 in any one case or $100,000 in the aggregate;

     (i) not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any of its debt securities or warrants or other rights to acquire any such debt securities, guarantee any debt securities of another Person or agree to maintain the financial condition of any Person or incur any liability which would be required to be recorded as a long-term obligation on a balance sheet of such Subject Company prepared as of the Closing Date, except for borrowings of up to $35,000,000 by LLC and $5,000,000 by each of the other Subject Companies under its revolving credit facilities incurred in the ordinary course of business consistent with past practice, or
(ii) make any loans, advances or capital contributions to, or investments in, any other Person;

     (j) not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any Plans except as required by law or pursuant to the terms of a collective bargaining agreement;

     (k) not increase the salary, wage or base compensation of any directors, officers or employees other than in the ordinary course of business consistent with past practice;

     (l) not enter into any contract or other binding agreement that is not terminable by it without penalty upon six months' notice, or that obligates it to make annual expenditures in excess of $10,000 or terminate or modify in any material respect any material contract to which it is a party or waive, release or assign any material rights or claims;

     (m) not enter into any contract, or take any action, that would reasonably be expected to jeopardize the current or future status of the Company as a REIT (without regard to the transactions contemplated by the Merger Agreement);

     (n) except in the ordinary course of business consistent with past practice, not sell, assign, transfer, license or permit to lapse any material rights with respect to its Intellectual Property;

     (o) maintain in good repair in accordance with past practice and good and prudent practice all of the material personal property assets used in its Business, and replace, in accordance with past practice and prudent practice, any of such assets that may be damaged or destroyed;

     (p) maintain supplies of inventories used in its Business in the ordinary course of business and in accordance with past practice;

     (q) refrain from collecting any of the accounts receivable falling within the scope of the Acquired Assets except in accordance with its past practice;

     (r) not perform or take any other action or incur or permit to exist any other acts, transactions, events or occurrences of the type which would materially adversely affect the Acquired Assets to be transferred to Purchaser by it or have a Material Adverse Effect; and

     (s) not commit or agree to take any actions prohibited by the foregoing;

provided, however, that nothing in this Agreement shall prohibit the Subject
--------  -------
Companies from taking any action required to obtain or preserve the Company's status as a REIT or to consummate or make effective the transactions contemplated by the Company Reorganization.

     Section 5.3  Commercial Efforts; Further Assurances.
                  --------------------------------------

     (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Purchaser and each of the Selling Companies will use, and the Selling Companies shall cause the other Subject Companies to use, their respective commercially reasonable efforts to obtain all consents and other approvals of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement and the Subsidiaries Asset Purchase Agreements.

     (b) In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced that questions the validity or legality of any of the transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

     (c) (i) Each party agrees that it shall, as soon as reasonably practicable after it learns of the existence of any facts or circumstances causing any of the representations and warranties herein made, respectively, by the Selling Companies or the Purchaser (including, without limitation, those contained in Article III or Article IV), to have been incorrect when made or to have thereafter become incorrect (whether through its discovery of an inadvertent, good faith error at the time this Agreement was signed or the happening thereafter of any event or occurrence), deliver to the others written notice of such incorrect representations and warranties; and (ii) each party shall give prompt written notice to the others of any failure of the Selling Companies or the Purchaser, as the case may be, to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     Section 5.4  Public Announcements.  The timing and content of all
                  --------------------
announcements regarding any aspect of this Agreement to the financial community, any governmental Authority, employees or the general public shall be mutually agreed upon in advance by the parties hereto; provided, that each party hereto
                                              --------
may make any such announcement that it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law or regulation, it being understood and agreed that each party shall promptly provide the other parties hereto with copies of any such announcement prior thereto.

     Section 5.5  Employee Benefits.  Purchaser shall offer employment to all
                  -----------------
employees of the Selling Companies at the same salaries or wages as in effect immediately prior to the Closing Date other than those identified on a schedule to be delivered by Purchaser to the Selling Companies at least thirty days prior to Closing. At any time after the Closing Date, Purchaser, in its sole discretion, may extend to the employees of the Selling Companies who become employees of Purchaser (each, a "Hired Employee," and collectively, the "Hired Employees"), the employee benefit plans and programs, including tax-qualified defined benefit and defined contribution plans, applicable to similarly situated employees of Purchaser and its Subsidiaries. Until that time, Purchaser shall maintain employee benefit plans and programs for the Hired Employees of the Selling Companies with terms no less favorable to such employees than the Plans in place as of the Closing Date for such employees and shall continue to make all contributions to such plans for such period on a basis consistent with the Selling Companies' past practices. The Hired Employees shall be given credit for all purposes under all of Purchaser's pension, welfare and fringe benefit plans, including for purposes of determining vacation and severance pay, for the period during which such employee was employed by any of the Selling Companies or any ERISA Affiliate; provided,
                                                                 --------
however, that in no event will Purchaser be required to credit service to a
-------
Hired Employee to the extent that such credit would result in a duplication of benefits. Hired Employees shall be entitled to participate in the welfare plans maintained by Purchaser for the Hired Employees effective upon the Closing Date without any waiting periods, any evidence of insurability or the application of any preexisting condition restrictions, and counting claims incurred prior to the Closing Date for purposes of applying co-payments, deductibles, out-of-pocket maximums and other such matters. Effective upon the Closing Date, Purchaser shall become the plan sponsor of all of the Plans.

     Section 5.6  Indemnification.
                  ---------------

     (a) The Purchaser agrees to indemnify the Selling Companies from and against the entirety of any Adverse Consequences the Selling Companies shall suffer caused by any liability or obligation of the Selling Companies which is an Assumed Liability.

     (b) The Selling Companies jointly and severally, agree to indemnify the Purchaser from and against any Adverse Consequences the Purchaser shall suffer caused by any liability or obligation of the Selling Companies which is not an Assumed Liability (including any liability of the Selling Companies which is not an Assumed Liability but which becomes a liability of the Purchaser under any bulk transfer law of any jurisdiction, under any common law doctrine or statutory provision of de facto merger or successor or transferee liability, or otherwise by operation of law).

     (c) The provisions of this Section 5.6 shall survive the Closing.

     Section 5.7  Limited Partners' Consent.
                  -------------------------

     (a) The Partnership shall take all action necessary in accordance with applicable law and the Limited Partnership Agreement to convene a meeting of the Additional Limited Partners (as defined in the Limited Partnership Agreement) (the "Limited Partners' Meeting") within 45 days after the date hereof or as soon thereafter as is practicable for the purpose of voting upon the transfer (the "Transfers") of the Common Stock of Logging and Sawmills contemplated by this Agreement as required by Section 6.12(c) of the Limited Partnership Agreement. The Partnership shall submit for approval of the Additional Limited Partners the matters to be voted upon at the Limited Partners' Meeting and shall use its reasonable best efforts (including, without limitation, by soliciting proxies for such approval), to the extent permitted by applicable law, to obtain the vote necessary to approve the Transfers under the Limited Partnership Agreement.

     (b) The Partnership agrees that any proxy statement (and any amendment or supplement thereto) used in connection with the solicitation of proxies for approval of the Transfers at the Limited Partners' Meeting, at the date of mailing to the Additional Limited Partners and at the time of the Limited Partners Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI

                         CLOSING; CONDITIONS TO CLOSING
                         ------------------------------

     Section 6.1  Conditions to the Obligations of All Parties.  The Closing of
                  --------------------------------------------
the transaction contemplated hereby shall take place immediately prior to the Effective Time under the Merger Agreement. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) Change in Law.  No statute, rule or regulation shall have been enacted
         -------------
or issued by any Governmental Authority that makes the consummation of the transactions contemplated by this Agreement or the Subsidiaries Asset Purchase Agreements illegal.

     (b) Injunction.  On the Closing Date, there shall be no effective
         ----------
injunction, writ or preliminary restraining order or any order of any nature issued and outstanding by a court or Governmental Authority of competent jurisdiction to the effect that the transactions contemplated by this Agreement or the Subsidiaries Asset Purchase Agreements may not be consummated as herein or therein provided, and no proceeding or lawsuit shall have been commenced by any Governmental Authority for the purpose of obtaining any such injunction, writ or preliminary restraining order.

     (c) Filings and Consents.  All material consents, authorizations, orders or
         --------------------
approvals of, and filings or registrations with, any Governmental Authority that are required in connection with the execution and delivery of this Agreement or the Subsidiaries Asset Purchase Agreements and the other documents to be executed in connection herewith and therewith and the consummation of the transactions contemplated hereby and thereby shall have been obtained or made and shall be in full force and effect.

     (d) Limited Partner Approval of Sale of Common Stock.  The sale and
         ------------------------------------------------
transfer of the Common Stock of Logging and Sawmills shall have been approved by the requisite vote of the Additional Limited Partners (as defined in the Limited Partnership Agreement) in accordance with Section 6.12(c) of the Limited Partnership Agreement.

     (e) HSR Act Waiting Period.  Any applicable waiting periods (and any
         ----------------------
extension thereof) related to the HSR Act with respect to the transactions contemplated by this

Agreement or by the Subsidiaries Asset Purchase Agreements shall have expired or otherwise have been terminated.

     Section 6.2  Conditions to the Obligations of the Purchaser.  The
                  ----------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) Representations and Warranties.  All representations and warranties
         ------------------------------
made by the Selling Companies in this Agreement and the Schedules hereto that are qualified by materiality shall be true, correct and complete as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and all representations and warranties made by the Selling Companies in this Agreement and the Schedules hereto that are not so qualified shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date). Purchaser shall have received certificates, dated the Closing Date, to such effect, signed on behalf of the Selling Companies by their respective duly authorized officers.

     (b) Performance by the Selling Companies.  The Selling Companies shall have
         ------------------------------------
duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement prior to or at the Closing.

     (c) Consents.  Purchaser shall have received evidence reasonably
         --------
satisfactory to it that the Subject Companies have received the Required
Consents.

     (d) Instruments of Transfer.  The Selling Companies shall have delivered to
         -----------------------
Purchaser on the Closing Date the Bill of Sale, any deeds and any other similar instruments of conveyance and transfer with respect to the Acquired Assets as may be reasonably requested by Purchaser and any payments required to be made pursuant to the provisos in Sections 2.6(a) and (b).

     (e) Legal Opinions.  Purchaser shall have received from counsel reasonably
         --------------
satisfactory to Purchaser legal opinions in form reasonably satisfactory to Purchaser covering the matters set forth on Exhibit C.
                                            ---------

     (f) Title Insurance.  The Title Company shall be unconditionally and
         ---------------
irrevocably committed to issue to Purchaser one or more American Land Title Association Owner's Policies Form B-1970 (Amended 10/17/70) of title insurance, with liability equal to the value (as reasonably determined by Purchaser and the respective Selling Company) of the Owned Real Property covered by such policy, containing all endorsements reasonably requested by Purchaser, and insuring Purchaser that fee simple absolute title to the Owned Real Property is vested in Purchaser and that a valid leasehold estate is vested in Purchaser with respect to the Leased Real Property, subject only to the Permitted Liens. If more than one policy is issued,

Purchaser also shall require that all policies contain tie-in endorsements, with a combined policy limit equal to the value of all of the Owned Real Property.

     Section 6.3  Conditions to the Obligations of the Selling Companies.  The
                  ------------------------------------------------------
obligations of the Selling Companies to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) Representations and Warranties.  All representations and warranties
         ------------------------------
made by the Purchaser in this Agreement and the Schedules hereto shall be true, correct and complete on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), and the Purchaser shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement prior to or at the Closing. The Selling Companies shall have received a certificate, dated the Closing Date, to such effect, signed on behalf of the Purchaser by its Chief Executive Officer.

     (b) Payment; Instruments of Assumption.  Purchaser shall have made the
         ----------------------------------
payments required to be made at Closing pursuant to Section 2.6 hereof and shall have executed the Bill of Sale.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     Section 7.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to Closing:

     (a) by written consent of all of the parties hereto;

     (b) by the Selling Companies if there has been a material breach by Purchaser of any representation, warranty or covenant contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Selling Companies to Purchaser committing such breach;

     (c) by Purchaser if there has been a material breach by either of the Selling Companies of any representation, warranty or covenant contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to the party committing such breach;

     (d) by any of the parties hereto, if any Governmental Authority shall have issued an order, degree or ruling or taken any other action restraining, enjoining or otherwise prohibited the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

     (e) by the Selling Companies or Purchaser, if the Merger Agreement shall have been terminated prior to closing thereunder; or

     (f) by the Selling Companies or Purchaser, if the approval required by
Section 6.1(d) shall not have been obtained at the Limited Partners' Meeting.

     Section 7.2  Effect of Termination.  If this Agreement is terminated
                  ---------------------
pursuant to Section 7.1 hereof, all rights and obligations of the parties hereunder shall terminate and no party shall have any liability to the other party, except for obligations of the parties hereto in Sections 5.1(b) and 5.4, which shall survive the termination of this Agreement, and except that nothing herein will relieve any party from liability for any willful breach of any representation, warranty, agreement or covenant contained herein prior to such termination.

     Section 7.3  Amendments.  This Agreement may not be amended except by an
                  ----------
instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4  Termination Fee.  No party to this Agreement shall be liable
                  ---------------
for money damages for breach of this Agreement except to the extent that such party is entitled to a Termination Fee (as defined in the Merger Agreement) pursuant to Section 7.5 of the Merger Agreement.

     Section 7.5  Waiver.  At any time prior to the Closing, any term, provision
                  ------
or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the other parties hereto may be extended) by the party that is entitled to the benefits thereof.


                                  ARTICLE VIII

                             BULK SALES COMPLIANCE
                             ---------------------

     Section 8.1  Bulk Sales Compliance.  Purchaser hereby waives compliance by
                  ---------------------
each of the Selling Companies with the provisions of the Bulk transfer provisions of Mississippi law, and the Selling Companies warrant and agree to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such noncompliance to the extent that such liabilities are not specifically assumed by Purchaser under this Agreement. The Selling Companies, jointly and severally, shall indemnify and agree to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for) any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by Purchaser by reason of the failure of the Selling Companies to pay or discharge such claims arising out of compliance with said Bulk transfer provisions. The Selling Companies shall furnish to Purchaser prior to Closing such evidence as Purchaser may reasonably request to confirm their compliance with the provisions of this Article.

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 9.1  Survival of Representations and Warranties.  The
                  ------------------------------------------
representations, warranties and covenants of Purchaser to the Selling Companies and of the Selling Companies to Purchaser in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing; provided that the representations, warranties and covenants of such parties set forth in Sections 5.1(b), 5.4, 5.6 and 8.1 shall survive the Closing.

     Section 9.2  Notices.  All notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be delivered or sent personally, by facsimile or by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered or sent personally or by facsimile or, if by mail, two days after the date of mailing, as follows:

     If to the Purchaser:

          Potlatch Corporation
          601 West Riverside Avenue
          Spokane, Washington 99201
          Facsimile:  (509) 835-1560
          Attention:  Chief Executive Officer

     with a copy to (which shall not constitute notice to the Purchaser):

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          P.O. Box 7880
          San Francisco, California  94120-7880
          Facsimile:  (415) 983-1200
          Attention:  Blair W. White, Esq.

     If to either of the Selling Companies:

          Anderson-Tully Company
          1242 North Second Street
          Memphis, Tennessee 38107
          Facsimile:  (901) 526-8842
          Attention:  President
     with a copy to (which shall not constitute notice to the Selling Companies):

          Arnold & Porter
          555 12th Street, N.W.
          Washington, D.C. 20004-1202
          Facsimile:  (202) 942-5999
          Attention:  Dennis G. Lyons, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

     Section 9.3  Exhibits and Schedules.  All exhibits and schedules hereto, or
                  ----------------------
documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     Section 9.4  Expenses.
                  --------

     (a) Regardless of whether the transactions provided for in this Agreement are consummated and except as provided in this Section 9.4 and Section 5.6, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses (whether or not the transactions hereby are consummated).

     (b) Purchaser shall pay all filing fees, if any, under the HSR Act.

     (c) Purchaser shall pay all sales and use taxes, if any, imposed on the transfer of the Acquired Assets pursuant to this Agreement, whether such taxes are assessed initially against Purchaser or the Selling Companies.

     Section 9.5  Time of the Essence; Computation of Time.  Time is of the
                  ----------------------------------------
essence for each and every provision of this Agreement.

     Section 9.6  Governing Law; Consent to Jurisdiction.  This Agreement shall
                  --------------------------------------
be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof. Any legal action or proceeding with respect to this Agreement or any document related hereto may be brought in the courts of the State of Delaware or the United States of America, and, by execution and delivery of this Agreement, Purchaser and each of the Selling Companies hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any forum non conveniens, which any of them may now or hereafter have to the bringing of such action or proceeding in such jurisdictions.

     Section 9.7  Assignment; Successors and Assigns; No Third Party Rights.
                  ---------------------------------------------------------
Except as otherwise provided herein, this Agreement may not be assigned, and any attempted assignment shall be null and void, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests or obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

     Section 9.8  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
any one of which may be by facsimile followed by the originally executed document forwarded immediately thereafter to the other parties hereto, each of which shall be deemed an original agreement, but all of which together shall constitute once and the same instrument.

     Section 9.9  Titles and Headings.  The titles, captions and table of
                  -------------------
contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

     Section 9.10  Entire Agreement.  This Agreement, including the Exhibits and
                   ----------------
Schedules attached hereto constitute the entire agreement among the parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters, except to the extent that other written agreements are expressly referred to herein.

     Section 9.11  Severability.  Any term or provision of this Agreement that
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this

Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 POTLATCH CORPORATION



                                 By /s/ John M. Richards
                                    _____________________________
                                    Name:  John M. Richards
                                    Title: Chairman and Chief Executive Officer


                                 ANDERSON-TULLY VENEERS, L.P.

                                 By ANDERSON-TULLY GP COMPANY, its
                                 Managing General Partner


                                 By /s/ Parnell S. Lewis
                                    _____________________________
                                    Name:  Parnell S. Lewis
                                    Title: President


                                 ANDERSON-TULLY MANAGEMENT
                                 SERVICES LLC

                                 By ANDERSON-TULLY VENEERS, L.P., its
                                 sole MEMBER

                                    By  ANDERSON-TULLY GP COMPANY,
                                    its Managing General Partner


                                 By /s/ Parnell S. Lewis
                                    _____________________________
                                    Name:  Parnell S. Lewis
                                    Title: President